SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the 20th day of December, 2007 by and between SkyTerra Communications, Inc., a Delaware corporation (the "Company"), and Inmarsat Global Limited, a company incorporated under the laws of England and Wales (the "Purchaser").

In consideration of the mutual agreements, representations, warranties and covenants herein contained and in contemplation of the Cooperation Agreement (as defined below), the parties hereto agree as follows:

1. Definitions; Certain Rules of Construction. Any capitalized term used herein and not defined in this Section 1 or elsewhere in this Agreement shall have the meaning given such term in the Cooperation Agreement. As used in this Agreement, the following terms shall have the following respective meanings.

"Agreement" has the meaning assigned to it in the Preamble.

"Antitrust Laws" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Authorizations" has the meaning assigned to it in Section 3.15(a) hereof.

"Board" means the board of directors of the Company or any duly authorized committee thereof.

"Business Day" (whether such term is capitalized or not) means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in New York, New York or London are authorized or required by law or other governmental action to close.

"Closing" has the meaning assigned to it in Section 2.2 hereof.

"Closing Date" has the meaning assigned to it in Section 2.2 hereof.

"Common Stock" means the voting common stock, par value $0.01 per share, of the Company.

"Cooperation Agreement" means the agreement dated as of December •, 2007 by and among the Company, MSV, Mobile Satellite Ventures (Canada) Inc. and the Purchaser.

"Disclosure Schedules" has the meaning assigned to it in Section 3 hereof.

"DOJ" has the meaning assigned to it in Section 5 hereof.

"Environmental Protection Laws" means any law, statute or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

"Exchange Act Reports" means the Company's reports filed with the SEC since September 1, 2006, pursuant to Section 13 of the Exchange Act.

"Fair Market Value" has the meaning assigned to it in the Cooperation Agreement.

"FCC" has the meaning assigned to it in Section 3.15(a) hereof.

"First Issue Date" has the meaning assigned to it in the Cooperation Agreement.

"FTC" has the meaning assigned to it in Section 5 hereof.

"GAAP" means U.S. generally accepted accounting principles.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"HSR Act" has the meaning assigned to it in Section 3.7 hereof.

"Indebtedness" means, as applied to any Person, all indebtedness for borrowed money, whether current or funded, or secured or unsecured.

"Intellectual Property" has the meaning assigned to it in Section 3.19(a) hereof.

"in writing" means any form of written communication or a communication by means of facsimile transmission, in all events delivered in accordance with Section 8.3.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, other than (a) those resulting from taxes which have not yet become delinquent or (b) minor liens and encumbrances that do not materially detract from the value of the property or materially impair the operations of the Company or materially interfere with the use of such property or asset.

"Material Adverse Effect" means a material adverse effect on the next generation business, assets, liabilities, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, except to the extent that such adverse effect results from (a) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (b) financial or securities market fluctuations or conditions; or (c) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

"MSV" means Mobile Satellite Ventures, L.P.

"Non-Voting Common Stock" means the non-voting common stock, par value $0.01 per share, of the Company.

"Permits" has the meaning assigned to it in Section 3.16 hereof.

"Permitted Transfer" means any Transfer of Common Stock to any Affiliate of the Purchaser.

"Person" (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any Governmental Authority.

"PUC" has the meaning assigned to it in Section 3.15(a) hereof.

"Purchaser" has the meaning assigned it in the Preamble.

"Registration Rights Agreement" means the agreement dated as of the Closing Date by and among the Company and the Purchaser, substantially in the form attached hereto as Exhibit A.

"Registration Statements" means the Company's registration statements filed with the SEC since September 1, 2006, pursuant to the Securities Act.

"Rule 144" means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

"SEC" means the United States Securities and Exchange Commission.

"SEC Reports" means the Exchange Act Reports and the Registration Statements filed with the SEC since September 1, 2006.

"Securities Act" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

"Shares" has the meaning assigned to it in Section 2.1 hereof.

"Significant Subsidiary" means any "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X.

"SkyTerra" means SkyTerra Communications, Inc., a Delaware corporation.

"Subsidiary" means with respect to any Person at any time, (a) any other Person the accounts of which would be required by GAAP to be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person capital securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interest of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by such first Person and/or one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to "Subsidiary" mean a Subsidiary of the Company.

"Transaction Documents" means, collectively, this Agreement, the Cooperation Agreement and the Registration Rights Agreement, as well as all certificates and exhibits executed or delivered in connection with such agreements.

"Transfer" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

2. Transactions and Closings.

2.1 Transactions. Pursuant to Article IV of the Cooperation Agreement and in accordance with the terms and conditions thereof, the Company shall issue (i) the Effective Date Shares on the First Issue Date (and the Effective Date Balance Shares, if necessary, in accordance with the provisions of the Cooperation Agreement); (ii) the Trigger Shares on the Trigger Date (and the Trigger Balance Shares, if necessary, in accordance with the provisions of the Cooperation Agreement); and (iii) the Phase 1 Shares on the Phase 1 Completion Date (and the Phase 1 Balance Shares, if necessary, in accordance with the provisions of the Cooperation Agreement) (the Effective Date Shares, the Effective Date Balance Shares, the Trigger Shares, the Trigger Balance Shares, the Phase 1 Shares and the Phase 1 Balance Shares are collectively referred to herein as the "Shares").

2.2 Closings. The closing for the issuance of the Effective Date Shares, Trigger Shares and Phase 1 Shares (and any related Effective Date Balance Shares, Trigger Balance Shares or Phase 1 Balance Shares, respectively, required to be issued pursuant to the terms of the Cooperation Agreement) or any Cash Payment (each, a "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 on the First Issue Date, the Trigger Date and the Phase 1 Completion Date, respectively, or at such other time and place as the Company and the Purchaser may agree (and with respect to the Effective Date Balance Shares, Trigger Balance Shares and Phase 1 Balance Shares, on such date as is required pursuant to the terms of the Cooperation Agreement) (each a "Closing Date"). At each Closing (a) the Company shall deliver to the Purchaser an updated capitalization table in the form of Exhibit B with respect to the ownership of the Company's capital stock at such time and giving effect to the issuance of the Shares at such Closing and (b) the Company shall deliver to the Purchaser one or more certificates representing the Shares (in such denominations as shall be specified in writing by the Purchaser) each of which shall be registered in the name of the Purchaser or its designee.

3. Representations and Warranties of the Company. Except as disclosed in the Disclosure Schedules delivered concurrently herewith (the "Disclosure Schedules"), the Company hereby makes the following representations and warranties:

3.1 Corporate Status. Each of the Company and its Significant Subsidiaries (a) has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other, as applicable, power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (b) has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is currently in violation of any of the provisions of its Certificate of Incorporation or By-laws (or other applicable charter documents), each as amended to date.

3.2 Corporate Power and Authority. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Cooperation Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been taken. This Agreement, the Cooperation Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with the respective terms of the agreements, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement, the Cooperation Agreement and the Registration Rights Agreement and to carry out and perform their obligations under the terms hereof and thereof.

3.3 No Violation. None of the execution, delivery and performance by the Company of this Agreement, the Cooperation Agreement and the Registration Rights Agreement, or compliance with the terms and provisions hereof and thereof (a) will contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the Company or its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other material instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its or their property or assets are bound or to which it may be subject or result in the acceleration of any obligation of the Company or (c) will violate any provision of the Certificate of Incorporation or By-laws (or other applicable charter documents) of the Company, each as amended to date.

3.4 Capitalization.

(a) Section 3.4 of the Disclosure Schedules discloses the number of authorized, issued and outstanding shares of capital stock of the Company, and outstanding warrants and options to purchase capital stock of the Company as of the date hereof. As of the date hereof, 1,082,928 shares of Common Stock were reserved for future issuance pursuant to outstanding options and up to 3,212,893 shares of Common Stock were reserved for future issuance pursuant to outstanding warrants issued by the Company, which excludes 9,144,037 shares of Common Stock to be reserved for future issuance pursuant to warrants expected to be issued on January 4, 2008. As of the date hereof, a total of 10,072,722 additional shares of Common Stock were authorized and reserved for future issuance pursuant to option and other equity plans adopted or approved by the Company. As of the date hereof, except as further disclosed in Section 3.4 of the Disclosure Schedules, there are no other outstanding options, warrants, rights (including conversion or preemptive rights) or any agreement for the purchase or acquisition from the Company of any shares of the Company's capital stock or voting agreements with respect to equity of the Company. All outstanding shares of the capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 3.4 of the Disclosure Schedules, there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or other equity securities of the Company. Except as disclosed in Section 3.4 of the Disclosure Schedules, the issuance of the Shares will not result in SkyTerra being obligated to issue, sell or purchase, pursuant to any existing pre-emptive, anti-dilution, redemption or other right of third parties, shares of Common Stock or other securities to or from any Person (other than the Purchaser), and will not result in a right of any holder of convertible or contingent securities issued by Company to adjust the exercise, conversion, exchange or reset price under such securities, including, in any such case, pursuant to any "poison pill" or shareholders rights plan. Except as disclosed in Section 3.4 of the Disclosure Schedules, there are no anti-dilution or price adjustment provisions contained in any security issued by Company (or in any agreement providing rights to security holders). None of the outstanding shares of capital stock of Company were issued in violation of the Securities Act or any state securities laws. There are no voting rights for the Company's Non-Voting Common Stock that are created pursuant to the Company's Certificate of Incorporation or Bylaws, without regard to any contractual or other agreements between Company and any holder of Non-Voting Common Stock. The only voting rights for the Company's Non-Voting Common Stock are rights that arise pursuant to the terms of the corporate laws of Delaware.

(b) Section 3.4 of the Disclosure Schedules discloses the number of authorized, issued and outstanding limited partnership units of MSV, and outstanding warrants and options to purchase limited partnership units of MSV as of the date hereof. As of the date hereof, 4,778,250 limited partnership units were reserved for future issuance pursuant to outstanding options, restricted shares/phantom units, and warrants issued by MSV. As of the date hereof, 1,721,750 additional limited partnership units were authorized and reserved for future issuance pursuant to option and other equity plans adopted or approved by MSV. As of the date hereof, except as disclosed in Section 3.4 of the Disclosure Schedules, there are no other outstanding options, warrants, rights (including conversion or preemptive rights) or any agreement for the purchase or acquisition from MSV or any wholly-owned Subsidiary of any of MSV's limited partnership units or voting agreements with respect to equity of MSV. All outstanding limited partnership units of MSV have been duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 3.4 of the Disclosure Schedules, there are no anti-dilution or price adjustment provisions contained in any security issued by MSV (or in any agreement providing rights to security holders). None of the outstanding limited partnership units of MSV were issued in violation of the Securities Act or any state securities laws.

3.5 Valid Issuance of the Shares. The Shares have been duly authorized and upon issuance pursuant to the terms hereof (a) will be validly issued, fully paid and nonassessable, (b) will not be subject to any preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person, and (c) will be delivered to the Purchaser, free and clear of any Liens (defined for purposes hereof without regard to the exceptions set forth in clauses (a) and (b) of the definition of Lien) which are imposed by the Company, or arise as a result of the Company's action or omission, other than those transfer restrictions explicitly set forth in this Agreement (including, without limitation, Sections 4.4, and 7.1).

3.6 Litigation. Except as disclosed in Section 3.6 of the Disclosure Schedules, no actions, suits, claims, investigations or proceedings are pending or, to the Company's knowledge, threatened or reasonably likely to be asserted that would reasonably be expected to have, individually or in the aggregate (a) a Material Adverse Effect or (b) an adverse effect on the rights or remedies of the Purchaser or on the ability of the Company or its Significant Subsidiaries to perform their respective obligations under the Transaction Documents. Except as disclosed in Section 3.6 of the Disclosure Schedules, neither the Company, nor any of its Significant Subsidiaries is a party to or named in or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority.

3.7 Approvals. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4 below, except (a) in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and, if necessary, similar foreign competition or Antitrust Laws, (b) for any required filings and recordings which have been made and are in full force and effect, (c) for the filing of a registration statement with the SEC pursuant to the Registration Rights Agreement and (d) for applicable blue sky notice filings, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Person or Governmental Authority, is required to authorize or is required for or as a condition to (i) the execution and delivery of this Agreement, the Cooperation Agreement or the Registration Rights Agreement or the consummation of the issuance and sale of the Shares contemplated hereby or (ii) the legality, validity, binding effect or enforceability of this Agreement, the Cooperation Agreement or the Registration Rights Agreement. The execution and delivery by the Company of this Agreement, the Cooperation Agreement and the Registration Rights Agreement, and the issuance of the Shares, do not require the consent or approval of the security holders of the Common Stock or of any other Person.

3.8 Conformity to Securities Act and Exchange Act; No Misstatement or Omission. Each of the SEC Reports as of the date it was filed with the SEC in the case of the Exchange Act Reports or declared effective in the case of the Registration Statements, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as applicable) and the respective rules and regulations of the SEC thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Since September 1, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.

3.9 Financial Statements; Indebtedness.

(a) Except as disclosed in Section 3.9(a) of the Disclosure Schedules, the financial statements and supporting schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and in any Registration Statements or other SEC Reports, in each case filed with the SEC, present fairly, in all material respects, the consolidated financial position of the Company and its Significant Subsidiaries as of the dates specified and the consolidated results of their operations and cash flows for the periods specified, in each case, in conformity with GAAP applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

(b) Except for Indebtedness disclosed in Section 3.9(b) of the Disclosure Schedules and in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, the Company and the Significant Subsidiaries, taken as a whole, have no Indebtedness outstanding at the date hereof. Neither the Company nor any Significant Subsidiary are in default with respect to any outstanding Indebtedness or any instrument relating thereto, and no event has occurred, or facts and circumstances exist, which, after passage of time, would result in such a default.

3.10 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

3.11 No Material Adverse Changes. Since September 30, 2007, (a) no event has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect; (b) except as contemplated by this Agreement or as disclosed in Section 3.11(b) of the Disclosure Schedules, there has been no transaction entered into by the Company or any of its Significant Subsidiaries other than transactions in the ordinary course of business or transactions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (c) there have not been any changes in the Company's authorized capital or Indebtedness or any increases in the Indebtedness of the Company or its Significant Subsidiaries taken as a whole, except as disclosed in Section 3.11(c) of the Disclosure Schedules; (d) there has been no actual or, to the knowledge of the Company, threatened revocation of, or default under, any contract to which the Company or any of its Significant Subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect; (e) except as disclosed in Section 3.11(e) of the Disclosure Schedules, there have not been any amendments or changes in the charter documents or by-laws of the Company or the Significant Subsidiaries; (f) except as disclosed in Section 3.11(f) of the Disclosure Schedules, there has not been any entry into an amendment of, relinquishment, termination or non-renewal by the Company or the Significant Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; and (g) there has not been any transfer or grant of a right with respect to the Intellectual Property owned or licensed by the Company or its Significant Subsidiaries, except as among the Company and the Significant Subsidiaries which would not materially impact the Company's business plans.

3.12 Tax Returns and Payments. Except as would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and its Significant Subsidiaries has filed all U.S. federal income tax returns and other material domestic and foreign tax returns and reports required to be filed by it, all such returns and reports are true and correct to the best of the Company's knowledge, and each of the Company and its Significant Subsidiaries has paid all taxes and other assessments shown due on such returns and reports; (b) there is no pending or, to the knowledge of the Company, threatened non-routine examination, investigation, audit, suit, action, claim or proceeding relating to taxes of the Company or any of its Significant Subsidiaries; (c) none of the Company or any of its Significant Subsidiaries have received written notice of a determination by any taxing authority that any material tax amounts are owed by the Company or any of its Significant Subsidiaries, which determination has not been paid, compromised, or otherwise finally disposed of, and, to the knowledge of the Company, no such determination is proposed or threatened; and (d) there are no material liens arising from or related to taxes on or pending against the Company or any of its Significant Subsidiaries, or any of their properties, other than statutory liens for taxes that are not yet due and payable.

3.13 Significant Subsidiaries. As of the respective Closing Date, the Company has no directly or indirectly held Significant Subsidiary other than those disclosed in Section 3.13 of the Disclosure Schedules. Each of the Company and its Significant Subsidiaries has good title to all of the shares (or other equity interests) it purports to own of the stock of each Significant Subsidiary, free and clear in each case of any Lien (defined for purposes hereof without regard to the exceptions contained in (a) and (b) of the definition of Lien). All such shares have been duly authorized, validly issued and are fully paid and nonassessable. As of the Closing Date, the Company is not party to any joint venture or similar arrangement, except as disclosed in Section 3.13 of the Disclosure Schedule.

3.14 Properties. Except as disclosed in Section 3.14 of the Disclosure Schedules, the Company and each of its Significant Subsidiaries owns its properties and assets, free and clear of all Liens. With respect to leased property and assets, the Company and its Significant Subsidiaries are in material compliance with such leases and hold a valid leasehold interest, free of any Liens, except as would not reasonably be expected to have a Material Adverse Effect.

3.15 Regulatory Matters.

(a) Authorizations. Section 3.15(a) of the Disclosure Schedules lists all material Federal Communications Commission ("FCC"), state public utility commission ("PUC") and foreign regulatory authority permits, licenses, certificates, registrations and other similar material authorizations held by the Company and its Significant Subsidiaries (collectively, the "Authorizations"). Except as disclosed in Section 3.15(a)(ii) of the Disclosure Schedules, the Authorizations consist of all such authorizations necessary or appropriate for the conduct of the business of the Company and its Significant Subsidiaries as it is currently being conducted. The Company and its Significant Subsidiaries have maintained and kept in force and effect, and have applied in a timely manner for renewal of all such Authorizations. Except as disclosed in Section 3.15(a)(ii) of the Disclosure Schedules, the Company and its Significant Subsidiaries are in compliance with all such Authorizations and any material terms and conditions. Except as disclosed in Section 3.15(a)(ii) of the Disclosure Schedules, each Authorization which is material to the business of the Company is valid and in full force and effect, and the Company and its Significant Subsidiaries have not received notice from the FCC, any PUC, or any foreign regulatory authority of its intention to revoke, suspend, condition or fail to renew any such Authorization. Except as disclosed in Section 3.15(a)(ii) of the Disclosure Schedules, no event has occurred or facts and circumstances exist, which allows or would reasonably be expected to allow, or which after notice or lapse of time would allow or would reasonably be expected to allow, revocation, suspension, non-renewal or termination or result in any other material impairment of the Company's or its Significant Subsidiaries' rights under any of its Authorizations.

(b) Compliance with Laws. Except as disclosed in Section 3.15(b) of the Disclosure Schedules, the conduct of the Company's business complies with all applicable U.S., state, local and foreign laws (including, without limitation, the Communications Act of 1934, as amended, and the Communications Assistance for Law Enforcement Act), ordinances, rules, regulations, and orders (including, without limitation, those issued by the FCC, any PUC or any foreign regulatory authority) (collectively, "Laws"), except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any applicable Environmental Protection Laws and, to its knowledge, no material expenditures are or will be required in order to comply with any such laws, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

3.16 Permits. The Company and its Significant Subsidiaries have all franchises, permits, licenses and any similar authority (the "Permits") necessary for the conduct of their business as now being conducted by them, the lack of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted. The Company and its Significant Subsidiaries are not in default under any of such franchises, permits, licenses or other similar authorities.

3.17 Brokers. Neither the Company nor any of its Significant Subsidiaries has any liability to pay any fees, commissions or other similar compensation to any broker, finder, investment banker, financial advisor or other similar Person in connection with the transactions contemplated by this Agreement.

3.18 Leases. Each of the Company and its Significant Subsidiaries has complied with all material obligations under all leases for real property to which it is a party as a lessee. All leases relating to the leasehold estates of each of the Company and its Significant Subsidiaries necessary for the conduct of the business of such Person are, with respect to the Company, valid and enforceable, and, to the knowledge of the Company, are valid and enforceable with respect to the lessor, and each of the Company and its Significant Subsidiaries that is the lessee in respect thereof currently enjoys peaceful and undisturbed possession of the premises subject thereto.

3.19 Intellectual Property.

(a) Except as disclosed in Part 1 of Section 3.19 of the Disclosure Schedules, the Company and each of its Significant Subsidiaries owns, possesses or has the right to use, exploit and/or practice patents, trade secrets, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto (collectively, "Intellectual Property"), necessary for the present conduct of its business and as such business is proposed to be conducted.

(b) Except as disclosed in Part 2 of Section 3.19 of the Disclosure Schedules, there are no outstanding options, licenses, or agreements of any kind relating to the Company's and/or its Significant Subsidiaries' Intellectual Property with the exception of agreements for the sale or license of the Company's products or services in the ordinary course of business.

(c) Except as disclosed in Part 3 of Section 3.19 of the Disclosure Schedules, neither the Company nor any of its Significant Subsidiaries is a party to any agreement or license under which the Company or any Significant Subsidiary acquires any right, license, title or interest in, under or to any third party Intellectual Property, other than (i) licenses that are available to the public generally for a license fee of less than $10,000 and that were obtained in the ordinary course of business; and (ii) license or ownership rights arising from services or development agreements (or the like) made with third parties in the ordinary course of business.

(d) The Company has not received any communications alleging that the Company or any Significant Subsidiary has violated, infringed or misappropriated or, by conducting its business as presently proposed, would violate, infringe or misappropriate any of the Intellectual Property of any other Person.

(e) To the knowledge of the Company and its Significant Subsidiaries, no Person is infringing or misappropriating the Intellectual Property of the Company or its Significant Subsidiaries.

(f) Except as disclosed in Section 3.19 of the Disclosure Schedule, neither the Company nor any Significant Subsidiary is subject or a party to any order, decree, judgment, stipulation or agreement restricting its ability to conduct the business, including the sale of products or services, in any geographic area, market or field.

3.20 Securities Laws. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares, as provided in this Agreement, is, is intended to be and will, on each Closing Date, be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

3.21 Insurance. Except as disclosed in Section 3.21 of the Disclosure Schedules the Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and sufficient to address risks anticipated in the businesses in which the Company and the Significant Subsidiaries are currently engaged. Neither the Company nor any Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage from reputable insurers as may be necessary to continue its business without a significant increase in cost.

3.22 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

3.23 Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the two (2) years preceding the date hereof, received notice from any trading market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the maintenance requirements for continued quotation of the Common Stock on the OTC Bulletin Board or, if applicable, the continued listing requirements of the principal exchange upon which the Company's Common Stock is listed, and is not aware of any actions threatened or reasonably likely to be asserted that would challenge such quotation or, if applicable, listing. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the OTC Bulletin Board or, if applicable, the principal trading market on which the Common Stock is listed or quoted, and, based solely on the Company's current capitalization and without regard to any anti-dilution adjustment that may impact the number Shares to be issued, no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchaser the maximum number of Shares contemplated by this Agreement (excluding any additional shares that may be issuable as a result of anti-dilution or similar adjustments).

4. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties, as of the Closing Date:

4.1 Authorization. All corporate, partnership or limited liability company action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, the Cooperation Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered by the Purchaser, each of this Agreement, the Cooperation Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all the requisite corporate power and authority to enter into each of this Agreement, the Cooperation Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms hereof and thereof.

4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares for its own account for investment and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof in a manner that would require registration thereof or the transactions contemplated hereby under the Securities Act, and the Purchaser does not presently have any reason to anticipate any change in his, her or its circumstances or other particular occasion or event which would cause the Purchaser to sell the Shares. The Purchaser has no contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer, or pledge to any person any part or all of the Shares which the Purchaser is acquiring, or any interest therein, and has no present plans to enter into the same. The Shares were not offered or sold to the Purchaser by means of any general solicitation or general advertisement.

4.3 Investor Status; Etc. The Purchaser certifies and represents to the Company that (i) it is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares. The Purchaser has adequate means of providing for its current needs and personal contingencies, has no need now, and anticipate no need in the foreseeable future, to sell the Shares, and currently has sufficient net worth and financial liquidity to afford a complete loss of his, her or its investment in the Company. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and has made such evaluation. The Purchaser fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the Purchaser's entire investment. No person or entity, other than the Company or its authorized representatives, have offered the Shares to the Purchaser. The overall commitment of the Purchaser to investments which are not readily marketable is not excessive in view of each of the Purchaser's net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive. The Purchaser is able to bear the economic risk of an investment in the Shares.

4.4 Securities Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Company, and to review any other relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Company's full satisfaction. The Purchaser understands that no federal or state agency have passed upon or made any recommendation or endorsement of an investment in the Shares.

4.5 No Violation. Neither the execution, delivery and performance by the Purchaser of this Agreement or the Cooperation Agreement or the Registration Rights Agreement nor compliance with the terms and provisions hereof and thereof by the Purchaser (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, except as would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby or thereby; or (b) will violate any provision of the organizational documents of the Purchaser, except as would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby.

4.6 Brokers. The Purchaser has no liability to pay any fees, commissions or other similar compensation to any broker, finder, investment banker, financial advisor or other similar Person in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

4.8 Reliance. The Purchaser is relying solely upon the advice of its own financial, legal and tax advisors and their entering into the transactions contemplated by this Agreement is the result of independent arm's length negotiations between the Purchaser and the Company. The Purchaser also acknowledges that the Company is relying on this Section 5 and would not consummate the transactions contemplated by this Agreement in the absence of this Section 5.

4.9 Material Non-Public Information. The Purchaser hereby acknowledges that it is familiar with its responsibilities under federal and state securities laws relating to restrictions on trading in securities of an issuer while in possession of material, non-public information, and restrictions on sharing such information with other persons who may engage in such trading.

5. Governmental and FCC Approval. The parties will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the parties shall file no later than 15 business days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, which may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Any fees associated with such notifications or applications shall be borne 50% by the Company and 50% by the Purchaser. Each party will use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party shall, in connection with its obligation to use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the other parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other parties of any communication received by such party from, or given by such party to, the United States Department of Justice (the "DOJ"), the United States Federal Trade Commission (the "FTC"), the FCC or any other Governmental Authority or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties' legal counsel, to review any communication given by it to, and consult with the other parties in advance of any meeting or conference with, the DOJ, the FTC, the FCC or any such other Governmental Authority or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) to the extent permitted by the FCC or other Governmental Authority, as appropriate, give the other parties the opportunity to attend and participate in such meetings and conferences.

6. Condition Precedent.

6.1 Condition to the Obligation of the Purchaser to Consummate Each Closing. The obligation of the Purchaser to consummate each Closing is subject to the satisfaction (or waiver by the Purchaser) of the following conditions precedent:

(a)  That the Registration Rights Agreement, in substantially the form attached hereto as Exhibit A, be in full force and effect and that the Company will not be in breach of any material term of such agreement.

(b) That the Company shall have performed all obligations and conditions herein required to be performed or complied with by the Company on or prior to the Closing Date.

6.2 Conditions to the Obligation of the Company to Consummate Each Closing. The obligation of the Company to consummate each Closing and to issue the Shares to the Purchaser at the Closing is subject to the satisfaction (or waiver by the Company) of the following conditions precedent:

(a) The Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by the Purchaser on or prior to the Closing Date.

(b) The Purchaser shall have delivered to the Company a Form W-9 or Form W-8, as applicable.

7. Certain Covenants and Agreements.

7.1 Legends.

(a) Each certificate or other document evidencing the Shares shall be endorsed with the legend substantially set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL. THE SHARES ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SUBSCRIPTION AGREEMENT DATED DECEMBER 14, 2007. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE CORPORATION

(b) The legend set forth in Section 7.1(a) shall be removed from the certificates evidencing the Shares, (i) following any sale of such Shares pursuant to Rule 144 or any effective registration statement, or (ii) if such Shares are eligible for sale under Rule 144(k) (and the holder of such Shares has submitted a written request for removal of the legend, along with a legal opinion in compliance with Section 7.1 to the effect that the holder has complied with the applicable provisions of Rule 144). Subject to receipt of appropriate certifications and opinions, the Company shall cause its transfer agent promptly upon the occurrence of any of the events in clauses (i) or (ii) above to effect the removal of the legend on certificates evidencing the Shares.

7.2 Publicity. Except to the extent required by applicable laws, rules, regulations, stock exchange requirements or other obligations set forth in securities agreements outstanding as of the date hereof, neither party shall, without the prior written consent of the other, make any public announcement or issue any press release with respect to the transactions and other matters contemplated by this Agreement. The parties agree that the Company may issue a press release in the form to be mutually agreed upon by the parties.

7.3 Share Reservation. On or prior to the First Issue Date, the Company shall have duly established a share reserve with such number of shares of Common Stock sufficient to satisfy the Effective Date Shares (and the Effective Date Balance Shares, if necessary) and the Trigger Date Shares (and the Trigger Balance Shares, if necessary). On or prior to the Phase 1 Completion Date, the Company shall have duly established a share reserve with such number of shares of Common Stock sufficient to satisfy the Phase 1 Shares (and the Phase 1 Balance Shares, if necessary). The Shares shall be issued from such share reserves and, following each issuance of Shares, for so long as the Purchaser has the right under this Agreement to acquire any Shares, the Company shall have authorized and shall maintain sufficient reserves of shares of Common Stock to satisfy the Shares and all outstanding options, warrants, rights to subscribe to, or securities or rights convertible into, any shares of Common Stock of the Company.

7.4 Issuance of Non-Voting Common Stock. In the event that the Purchaser or, upon the occurrence of certain Transfers described in Section 7.5(b) below, any transferee, shall be prohibited from receiving any of the Shares as a result of its status as a non-U.S. entity, the Company shall issue the maximum number of shares of Common Stock permissible by law, including the laws of England and Wales (the "Maximum Shares"). The Company shall simultaneously therewith issue to the Purchaser or the transferee, as the case may be, such number of shares of Non-Voting Common Stock equal to the number of shares of Common Stock issuable in excess of the Maximum Shares. The Voting Common Stock and the Non-Voting Common Stock shall be the same in all respects other than with respect to voting rights.

7.5 Exchange of Non-Voting Common Stock for Common Stock.

(a) Upon the written request of the Purchaser, the Company will, subject to the restrictions set forth in Section 7.4 hereof, exchange shares of Non-Voting Common Stock issued pursuant to Section 7.4 hereof for Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected with respect to the Common Stock after the issuance of such shares of Non-Voting Common Stock being exchanged, applying the relevant adjustment methodologies, mutatis mutandis, set out in Section 7.6 below). Upon surrender of certificates representing the shares of Non-Voting Common Stock that are being exchanged as part of such transfer, the Company will issue to the Purchaser certificates representing the appropriate number of shares of Common Stock. Notwithstanding the foregoing, in the event that the rules of any stock exchange or automatic quotation system on which the Company's Common Stock is then listed, traded or quoted requires shareholder approval prior to the issuance of any or all of the Common Stock, the Company shall not be obligated to effectuate the exchange of the Non-Voting Common Stock for Common Stock unless and until such approval has been obtained. The Company shall use its commercial best efforts to obtain such shareholder approval as soon as reasonably practicable following receipt of the written request by the Purchaser. Notwithstanding anything to the contrary contained in this Section 7.5 or elsewhere, in the event that any applicable FCC requirements prevent the Company from issuing any or all of the Common Stock, the Company shall not be obligated to effectuate the exchange of the Non-Voting Common Stock for Common Stock unless and until such requirements have been satisfied. The Company shall use its commercial best efforts to satisfy such requirements as soon as reasonably practicable following receipt of the written request by the Purchaser.

(b) If the Purchaser desires to Transfer any shares of Non-Voting Common Stock to any Person, other than pursuant to a Permitted Transfer, then, at the request of the Purchaser, the Company will reasonably promptly exchange such shares of Non-Voting Common Stock for Company voting Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected with respect to the Common Stock after the issuance of such shares of Non-Voting Common Stock being exchanged, applying the relevant adjustment methodologies, mutatis mutandis, set out in Section 7.6 below); provided, however, that in the event that the transferee shall be prohibited from receiving the Common Stock as set forth in Section 7.4 hereof, the Purchaser shall Transfer the shares of Non-Voting Common Stock, without regard to the provisions of the immediately preceding sentence; provided, further, such provisions shall apply to any subsequent Transfers effectuated by such transferee. Upon surrender of certificates representing the shares of Non-Voting Common Stock that are being exchanged as part of such transfer, the Company will issue to the transferee certificates representing the appropriate number of shares of Common Stock.

(c) Notwithstanding anything to the contrary contained in this Section 7.5 above, prior to the issuance of the Common Stock, the Purchaser shall have satisfied any and all legal or regulatory requirements for conversion, including compliance with the HSR Act. The Company shall use its reasonable best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary.

(d) In connection with any exchange of Non-Voting Common Stock for Common Stock hereunder, the Company shall use its reasonable best efforts to cooperate with the Purchaser or its transferee, as applicable, so as to enable such exchange to be made in accordance with applicable law, rules and regulations and the requirements of the Company's transfer agent and registrar and to otherwise facilitate the exchange and issuance of the Common Stock, time being of the essence.

7.6 The Fair Market Value shall be subject to adjustment from time to time prior to the issuance of the Trigger Shares as follows:

(a) Adjustments to Fair Market Value Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Effective Date and prior to the last day upon which Trigger Shares are issued, the number of shares of Common Stock and Non-Voting Common Stock (taken together "Ordinary Stock") outstanding is increased by a stock dividend payable in shares of Ordinary Stock or by a subdivision or split-up of shares of Ordinary Stock , then, following the record date for the determination of holders of Ordinary Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Fair Market Value applicable to the Trigger Shares shall be decreased by multiplying the Fair Market Value by a fraction, the numerator of which is the number of shares of Ordinary Stock outstanding immediately prior to such increase and the denominator of which is the number of shares of Ordinary Stock outstanding immediately after such increase in outstanding shares.

(b) Upon Combinations or Reverse Stock Splits. If, at any time after the Effective Date and prior to the Trigger Date, the number of shares of Ordinary Stock outstanding is decreased by a combination or reverse stock split of the outstanding shares of Ordinary Stock into a smaller number of shares of Ordinary Stock, then, following the record date to determine shares affected by such combination or reverse stock split, the Fair Market Value applicable to the Trigger Shares shall be increased by multiplying the Fair Market Value by a fraction, the numerator of which is the number of shares of Ordinary Stock outstanding immediately prior to such decrease and the denominator of which is the number of shares of Ordinary Stock outstanding immediately after such decrease in outstanding shares.

8. Miscellaneous Provisions.

8.1 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail (sent certified or registered), overnight courier or facsimile transmission, or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b)	All correspondence to the Company shall be addressed as follows:

SkyTerra Communications, Inc.
10802 Parkridge Boulevard
Reston VA 20191
Facsimile No.: 703-390-2770
Attn: Chief Financial Officer

with copies (which shall not constitute notice) to:

SkyTerra Communications, Inc.
10802 Parkridge Boulevard
Reston VA 20191
Facsimile No.: 703-390-6113
Attn: General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile No.: 212-735-2000
Attn: Gregory Fernicola

(c)	All correspondence to the Purchaser shall be addressed as follows:

Inmarsat Global Limited
99 City Road
London EC1YAX
United Kingdom
Facsimile No.: 44 20 7728 1650
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, DC 20004
Facsimile No.: 202-637-2201
Attn: John Janka

(d) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.4 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law; Exclusive Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. This Agreement may be assigned to any party to whom the Cooperation Agreement will be assigned.

8.9 Survival. The representations and warranties given by the Company in Sections 3.1, 3.2 (other than with respect to the Cooperation Agreement), 3.3(c) (other than with respect to the Cooperation Agreement), 3.5, 3.7 and 3.20 hereto (collectively, the "Share Issuance Representations") are restated as of each Closing Date with respect to the Shares issued on such Closing Date and shall survive the particular Closing Date on which such Share Issuance Representations are given and the consummation of the transactions contemplated herein and shall expire on the eighteen month anniversary of the applicable Closing Date. All representations and warranties given by the Company herein other than the Share Issuance Representations shall survive the date of this Agreement and the consummation of the transactions contemplated herein and shall expire on the eighteen month anniversary of the date of this Agreement. Accordingly, no claim relating to any representation or warranty given by the parties hereto applicable to the Closing Date may be made following such expiration. If a claim relating to any representation or warranty given by the parties hereto is made on or prior to the expiration thereof, then, notwithstanding anything to the contrary contained in this Section 8.9, such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as such claim has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the parties or by means of a final, non-appealable judgment issued by a court of competent jurisdiction. The respective covenants and agreements agreed to by a party hereto shall survive the date of this Agreement and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.10 Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral, between the Company and the Purchaser.

8.11 Amendments. Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Purchaser.

8.12 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company or MSV) other than the parties hereto.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.14 Expenses. Each of the Company and the Purchaser shall pay its own fees and expenses in connection with the consummation of the transactions contemplated hereby.

[Signature pages follow.]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Scott Macleod
Name:	Scott Macleod
Title:	Executive Vice President, Chief Financial Officer and Treasurer

INMARSAT GLOBAL LIMITED

By:	/s/ Rupert Pearce
Name:	Rupert Pearce
Title:	Group General Counsel

LIST OF EXHIBITS

Exhibit A:	Form of Registration Rights Agreement
Exhibit B:	Form of Capitalization Table

Exhibit A

Form of Registration Rights Agreement

See Exhibit 10.3 to the Current Report on Form 8-K of SkyTerra Communications, Inc. filed with the
Securities and Exchange Commission on December 21, 2007

Exhibit B

Form of Capitalization Table

SkyTerra Common Shares (1), (2)	Current (12/20/07)		Pro Forma (01/04/08)
	Shares	%	Shares	%
Apollo (3)	16,398,129	14%	16,398,129	14%
Management Options (4)	6,517,751	6%	6,517,751	6%
Immarsat	-	0%	-	0%
Float / Other (5)	90,481,948	80%	90,481,948	80%
Total Fully Diluted Common Shares (6), (7)	113,397,828	100%	113,397,828	100%

		Exercise		Exercise
SkyTerra Warrants(3), (8)	Shares	Price	Shares	Price
Series 1A (Select One of Following)
$40.00 or less	652,711	$20.39	652,711	$20.39
$50.00	592,478	$19.20	592,478	$19.20
$60.00	337,043	$15.14	337,043	$15.14
$70.00 or more	316,754	$0.10	316,754	$0.10
Series 2A	2,560,182	$25.85	2,560,182	$25.85

Harbinger Warrants (9)	-	-	9,144,037	$10.00

Footnotes:

(1) Voting Common: 200,000,000 Authorized Shares; 34,265,663 Outstanding Shares (as of December 20, 2007).

(2) Non-Voting Common: 100,000,000 Authorized Shares; 72,614,414 Outstanding Shares (as of December 20, 2007).

(3) Apollo has SkyTerra Series 1A and 2A warrants that, although currently out of the money, could become a dilution factor at a higher SkyTerra trading price. The shares of SkyTerra Common Stock underlying the Series 1A and 2A Warrants are subject to anti-dilution protection, including upon the exercise of the Harbinger Warrants.

(4) Includes MSV management options exchanging for SkyTerra options and SkyTerra management options as calculated on a treasury method basis at a current SKYT trading price of $5.85. On a non-treasury method basis, there are currently 1,082,928 SkyTerra options outstanding. On a non-treasury method basis, there are currently 4,778,250 MSV options outstanding (including 50,000 restricted / phantom units), which upon exchange to SkyTerra options at a ratio of 2.82, will result in a total of 13,474,665 SkyTerra options.

(5) Other includes BCE, Inc. and TerreStar Corp.

(6) Up to 12% of the Company’s outstanding Common Stock will be available for grants pursuant to the 2006 Equity and Incentive Plan (the “2006 Plan”). On a monthly basis, that number will be adjusted, provided such adjustment involves increases of greater than 100,000 shares, to maintain the number of shares outstanding or issuable under the 2006 Plan at 12% of the Company’s outstanding Common Stock, up to a maximum of 15,000,000 shares. As of the date hereof, and prior to the Initial Closing, there are 9,193,600 shares available for issuance under the 2006 Plan. Such number may be increased prior to the Initial Closing to a maximum of 12,825,609 (12% of total common outstanding prior to the Initial Closing).

(7) Pursuant to the 1998 Long Term Incentive Plan, 879,122 shares of Common Stock were authorized and reserved for future issuance.

(8) Common shares underlying SkyTerra warrants at conversion as of December 20, 2007. There are 234,633 Series 1A warrants and 9,810,033 Series 2A warrants outstanding. The conversion shares underlying the Series 1A Warrants are calculated on a sliding scale dependent upon the SkyTerra trading price.

(9) Harbinger has SkyTerra warrants that, although currently out of the money, could become a dilution factor at a higher SkyTerra trading price. The number of shares issuable upon exercise of the warrants provides Harbinger ownership of 7.5% of the fully-diluted shares of SkyTerra Common Stock (projected for January 3, 2008) on a treasury method basis, assuming an agreed-upon SkyTerra share price of $5.05. The shares of SkyTerra Common Stock underlying the Harbinger Warrants have certain pre-emptive rights and anti-dilution protection rights, subject to customary exceptions.